SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: April 26, 2005
(Date of Earliest Event Reported)

TARRAGON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	0-22999 (Commission File No.)	94-2432628 (I.R.S. Employer Identification No.)

1775 Broadway, 23rd Floor
New York, New York 10019
(Address of principal executive offices)

212-949-5000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

     On April 26, 2005, Tarragon Corporation (“Tarragon” or the “Company” or the “Issuer”) issued a Press Release reporting its homebuilding revenue for the quarter ended March 31, 2005, the number of homes sold during the quarter, and other information about specific Tarragon communities. A copy of the Press Release is attached hereto as Exhibit “99.1.”

     The information contained in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events.

     On April 26, 2005, Management of Tarragon delivered a PowerPoint presentation to a group of investors and stockholders covering historical matters about Tarragon, its sales from active and pipeline communities to date from 24 active for-sale communities with 4,532 units projected to be $1.7 billion sell-out including backlog of $423.4 million as of March 31, 2005, and a Homebuilding Pipeline of 5,129 units for a projected $1.5 billion sell-out, current focus of the Company on homebuilding activities, considerations regarding divestiture categories of rental properties, investment highlights, contributions to near-term revenues and earnings as of March 31, 2005, a review of the planned Upper Grand community in Hoboken, New Jersey, a review of the planned One Hudson Park community in Edgewater, New Jersey (including projected budget, schedule, sample floor plans and general contractors), and preliminary reviews of the planned Palisades Park, New Jersey and Rutherford, New Jersey communities. The PowerPoint presentation, which is available for review on the Company’s website at www.tarragonrealty.com, provides detail of projected sales by active communities. Reference is made to the PowerPoint presentation posted on the Company’s website for a review of the details between projected sales from active and pipeline communities.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits.

     The following is filed herewith as an exhibit or incorporated by referenced as indicated below:

Exhibit Designation	Description of Exhibit

99.1*	Press Release dated April 26, 2005.

_____________________
*Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2005	TARRAGON CORPORATION
	By:	/s/ Erin D. Pickens
Erin D. Pickens, Executive Vice
President and Chief Financial Officer